UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TranSwitch Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2010

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 20, 2010, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 – Auditorium, 3 Corporate Drive, Shelton, Ct. 06484 for the following purposes:

1.	To elect seven directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Stockholders;

2.
To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to reduce the Corporation’s authorized capital stock from 301,000,000 shares to 37,625,000 shares of capital stock;

3.
To consider and act upon a proposal to approve an amendment to the Corporation's 2008 Equity Incentive Plan (the “2008 Plan”) to increase by 2,000,000 the number of shares of Common Stock available for issuance thereunder; and

4.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 23, 2010, as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Shelton, Connecticut
April __, 2010

Three Enterprise Drive
Shelton, Connecticut 06484

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 20, 2010, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 – Auditorium, 3 Corporate Drive, Shelton, Ct. 06484, or at any continuation or adjournments thereof.

This Proxy Statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, are being mailed and made available electronically to stockholders entitled to vote at the Annual Meeting on or about April __, 2010.

Revocability of Proxies

The execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Voting Securities

The Board of Directors has fixed the close of business on March 23, 2010 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date, 20,542,924 shares of Common Stock, $.001 par value per share, of the Corporation were issued, outstanding and held of record by 514 stockholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each stockholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the stockholders will consider and vote on proposals to: (1) elect the nominated directors (the “Nominees”); (2) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to reduce the Corporation’s authorized capital stock from 301,000,000 shares to 37,625,000 shares of capital stock (the “Charter Amendment”); (3) approve an amendment to the TranSwitch Corporation 2008 Equity Incentive Plan to increase by 2,000,000 the number of shares of Common Stock available for issuance thereunder; and (4) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this Proxy Statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For proposal (3), the approval of the Charter Amendment to reduce the total number of authorized shares of capital stock, the affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy is required for approval. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has to be submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by Broadridge Financial Solutions tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of Common Stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of Common Stock subject to broker “non-votes” are not considered to have been voted for the particular matter and (a) regarding the Charter Amendment proposal, are considered votes against the matter, and (b) regarding all other matters have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Common Stock from which the majority is calculated.

Internet and Telephone Voting

For shares of common stock that are beneficially owned and held in “street name” through a broker or other nominee, stockholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through Broadridge. Votes submitted electronically via the Internet or by telephone through this program must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2010. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation, the Board of Directors has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). All of the Nominees are currently members of the Corporation’s Board of Directors. On April 1, 2010, Dr. Santanu Das and Mr. Michael Crawford informed the Corporation that they will not be standing for re-election as members of the Board of Directors at the Corporation’s 2010 Annual Meeting.

The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the directors of the Corporation, who are also the Nominees for director, to be elected at the Annual Meeting, their ages as of March 24, 2010, and the positions currently held by each such person with the Corporation. The table also sets forth the nominees who are currently being presented by the Nominating and Corporate Governance Committee of the Board of Directors.

					Committee Participation
						Nominating &
		Year				Corporate		Audit and
Name	Age	Appointed	Position	Nominee	Compensation	Governance	Executive	Finance
Mr. Gerald F. Montry	71	2000	Chairman	X	X		C	C
Mr. Faraj Aalaei	48	2008	Director	X
Mr. Thomas H. Baer	73	2008	Director	X	X	C	X
Mr. Herbert Chen	49	2008	Director	X			X
Dr. M. Ali Khatibzadeh	49	2009	Director	X			X
Mr. James M. Pagos	62	1999	Director	X	C	X		X
Mr. Sam Srinivasan	65	2008	Director	X		X		X

(X)	Member of Committee
(C)	Chairman of Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Nominees Who Are Current Directors

Mr. Gerald F. Montry became a director of the Corporation in May 2000 and became Chairman in May 2008. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. From 2002 to 2008 Mr. Montry served as a member of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications and held positions of Chairman of the Board and Chairman of the Audit Committee. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the Aerospace, Defense and Computer industries.

Mr. Faraj Aalaei became a director of the Corporation in October 2008. He is currently the President and CEO of Aquantia Corporation.  Prior to this, Mr. Aalaei served as Chief Executive Officer and was one of the founders of Centillium Corporation. Mr. Aalaei served as the Vice President, Marketing and Business Development from Centillium’s inception in February 1997 until January 2000, when he was named Chief Executive Officer. Prior to co-founding Centillium, Mr. Aalaei was Director of Access Products at Fujitsu Network Communications, Inc., a designer and manufacturer of fiber-optic transmission and broadband switching platforms, from October 1993 to February 1997. Mr. Aalaei received a B.S. in Electrical Engineering Technology from Wentworth Institute of Technology, an M.S. in Electrical Engineering from the University of Massachusetts and an M.B.A. from the University of New Hampshire.

Mr. Thomas H. Baer became a director of the Corporation in May 2008. Mr. Baer has served as a director of Medici Arts, B.V, a Netherlands holding company since its creation in September 2004, and as Vice Chairman of Medici Arts, LLC since January 2007. Since November, 2007, Mr. Baer has served as a special advisor to Ideation Acquisition Corporation, a special purpose acquisition corporation seeking acquisitions in the digital media space. Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a New York and London based law firm. From 1961 to 1966 Mr. Baer served as an Assistant United States Attorney for the Southern District of New York. Since 1983, Mr. Baer has been active as a motion picture producer and as an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. Mr. Baer is a graduate of Tufts University and Yale Law School.

Mr. Herbert Chen became a director of the Corporation in May 2008. Mr. Chen is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York, New York that he founded in 2005. He also founded the investment firm of Chen Capital Management, Inc. in 1993. In addition Mr. Chen was a partner at Steinhardt Partners, LP from 1991 to 1993. Mr. Chen does not sit on the board of directors of any other corporation. Mr. Chen received a BA from Brown University in 1982 and an MBA from the Wharton School in 1987.

Dr. M. Ali Khatibzadeh became a director of the Corporation in December 2009. He has been President and Chief Executive Officer of the Corporation since December 2009. Dr. Khatibzadeh has over twenty years of engineering and general management experience in the communications semiconductor industry. Prior to his appointment at the Corporation, he was Senior Vice President and General Manager of the RF Products Business Unit of Anadigics (NASDAQ: ANAD) from April 2009 to October 2009. He also served Anadigics as Senior Vice President and General Manager of the Wireless Business Unit from August 2005 to April 2009 and as Vice President of the Wireless Business Unit from June 2000 to August 2005. Prior to Anadigics, Dr. Khatibzadeh was Director of Technology for Ericsson in its American Business Unit and Worldwide RF IC Design manager at Texas Instruments Wireless Communications Business Unit. Dr. Khatibzadeh holds a Ph.D., M.S., and a B.S. in Electrical Engineering as well as a B.S. in Physics from North Carolina State University.

Mr. James M. Pagos became a director of the Corporation in April 1999. Since May 2001, Mr. Pagos has been the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From September 2006 to February 2008 Mr. Pagos was the Chief Executive Officer and member of the Board of Renaissance Lighting, a solid state lighting fixture and technology company located in Herndon, VA. From August 2003 to September 2006, Mr. Pagos was Chief Executive Officer and member of the Board of Vibrant Solutions, Inc., a provider of performance improvement software and services to the telecom industry. From November 1999 to April 2001, Mr. Pagos was the Chief Executive Officer of Vectant, Inc., a global infrastructure and data network services corporation. From 1972 to 1999, Mr. Pagos was employed by AT&T, a telecommunications corporation, where he most recently served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with AT&T in New England Telephone.

Mr. Sam Srinivasan  became a director of the Corporation in October 2008.  From 2004 to 2009, he served on the board of SiRF Technology Holdings, Inc., a semiconductor company.  From 2006 to 2008, he served on the board of Centillium Communications, Inc.  From 2008 to 2009, he served on the board of Leadis Technology, Inc.  Currently, Mr. Srinivasan serves as the Chairman of the Audit Committees of Inphi Corporation and Beceem Communications, Inc., also.  From May 2000 until March 2002, he served as Founder and Chairman of Health Language, Inc.  From November 1988 until March 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic.  From May 1984 until November, 1988, he served as director of internal audits and subsequently as Corporate Controller of Intel Corporation.  Mr. Srinivasan holds an MBA from Case Western Reserve University, Cleveland, Ohio and is a member of the American Institute of Certified Public Accountants.

Discussion of Nominees

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance.

The Nominating and Corporate Governance Committee has reviewed the qualifications of each of the Nominees and feels that the Nominees have a diverse blend of experience and attributes which will benefit the Corporation in the upcoming year.

Mr. Montry, a long time independent Board member of TranSwitch and other companies, has substantial financial expertise and experience as a senior executive in the telecommunications industry. Mr. Montry is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

Mr. Aalaei has extensive experience as a senior executive in the communications semiconductor industry. His knowledge of current markets and technology trends benefits the Board in its consideration of strategic initiatives and the operations of the Corporation.

Mr. Baer has considerable experience in advising companies, particularly in mergers and acquisitions. He is an independent Board member and his legal and business expertise is most valuable to the Board.

Mr. Chen has more than 20 years of investment management experience. As a major stockholder in the Corporation, he is a valued contributor to Board discussions, particularly regarding business strategy and financial performance. Prior to joining the Board, Mr. Chen followed the Corporation as an industry analyst and has extensive knowledge of the telecommunications industry.

Dr. Khatibzadeh has recently joined TranSwitch as President and CEO. The Board believes it is beneficial to have the President and CEO also serve as a director. The Board benefits from his experience as an executive in the communication semiconductor industry.

Mr. Pagos is also a long time independent Board member of TranSwitch and has served as a director of other companies. He has extensive knowledge of the telecommunications industry. He is major contributor to Board discussions of strategy, finance, and compensation, drawing upon his expertise as a senior executive managing global operations in the industry.

Mr. Srinivasan was a director of Centillium Communications prior to its acquisition by TranSwitch and he currently serves as a director for other companies. He has considerable experience as a senior financial executive in the telecommunications industry. Mr. Srinivasan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended .

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION
CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Montry, Baer, Chen, Crawford, Pagos and Srinivasan has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met six times in person, six times via the telephone during the fiscal year ended December 31, 2009. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of stockholders, although it does encourage attendance by the directors. Of the eleven members of the Board of Directors who were serving as directors at the 2009 annual meeting of shareholders, all were in attendance at such meeting. During 2009, the Board of Directors held executive sessions on a regular basis that excluded the Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder—Board Communications please see the Policy Governing Director Nominations and Security Holder—Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Board Leadership Structure

The Corporation separates the roles of Chairman of the Board and Chief Executive Officer. The Board feels that having separate positions allows each individual to focus on the primary responsibility of their position. The CEO provides the strategic vision for the Corporation and manages its day-to-day operations. The Chairman provides guidance to the CEO and manages the activities of the Board.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight in the Corporation. This responsibility is delegated to each committee of the Board, which focuses on the risk in its particular scope. The Audit Committee assesses the risk in the Corporation’s financial position and any risk in its system of internal controls. The Compensation Committee examines the risk created by its employee related policies. The Strategy and R&D Committee reviews the risk of the Corporation’s strategic initiatives and product development process.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Gerald F. Montry (Chairman), James M. Pagos, and Sam Srinivasan oversees the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform and the independent auditor’s report on the Corporation’s consolidated financial statements and its internal control over financial reporting following completion of their audit. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Corporation in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the SEC thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Corporation that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met thirteen times during the fiscal year ended December 31, 2009.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, consisting of Messrs. James M. Pagos (Chairman), Thomas H. Baer, Michael Crawford and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s 2008 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan. The Compensation Committee met nine times during the fiscal year ended December 31, 2009.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, consisting of Messrs. James M. Pagos (Chairman), Thomas Baer and Sam Srinivasan, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Corporation and its stockholders. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2009. The Nominating and Corporate Governance Committee will consider nominations for directors from the stockholders delivered pursuant to the Policy Governing Director Nominations and Security Holder – Board Communications which is available on the Corporation’s website.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Robert A. Bosi, Vice President and CFO, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder-Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The policies regarding shareholder nomination of directors can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive compensation in the form of cash and Restricted Stock Units.

	Cash	RSUs
Annual retainer	$20,000	$40,000
Board Chair	$20,000	$20,000
Committee Chair	$5,000	-
Member - Audit Committee	$10,000	$10,000
Member - Compensation Committee	$10,000	$8,000
Member – Other Committees	$10,000	$7,000

Cash compensation is paid quarterly. Restricted Stock Units are granted semi-annually, at the December and May regularly scheduled Board meetings. The amount of RSUs granted is determined by the closing stock price of the Corporation’s Common Stock on the grant date. These RSUs vest 100% one year from the grant date.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. No employee of the Corporation receives separate compensation for services rendered as a director.

Dr. Das has received no compensation for services as a director since his resignation as President and CEO. Dr. Das received a severance payment of $350,000 pursuant to a severance agreement with the Corporation that was effective on December 1, 2009.  He currently has a consulting agreement with the Corporation commencing December 2, 2009 under which he shall perform such duties and accept such responsibilities as may reasonably be assigned to him by the Board and the Chief Executive Officer. These duties have primarily involved working with Dr. Khatibzadeh to ensure a smooth transition with customers, investors, and employees. Payments to Dr. Das in 2009 under this agreement are shown under All Other Compensation in the Executive Summary Compensation Table.

Director Compensation Table

Director	Fees Earned or Cash Paid $	Equity Awards (1) $	All Other Compensation $	Total $

Mr. Gerald F. Montry, Chairman (2)	76,358	65,998	0	142,356

Mr. James M. Pagos (3)	62,460	59,501	0	121,961

Mr. Herbert Chen (4)	45,255	50,500	0	95,755

Mr. Thomas H. Baer (5)	45,255	51,001	0	96,256

Mr. Faraj Aalaei (6)	30,000	43,499	13,771	87,270

Mr. Sam Srinivasan (7)	33,602	48,500	0	82,102

Mr. Michael Crawford (8)	30,000	44,000	0	74,000

Dr. Santanu Das (9)	0	0	0	0

Dr. Albert Paladino (10)	13,642	0	0	13,642

Mr. Alfred Boschulte (11)	13,642	0	0	13,642

Mr. Hagen Hultzsch (12)	11,694	0	0	11,694

(1)
The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2010. The calculation above is a FAS123R calculation.

(2)
Mr. Montry was granted 16,129 restricted stock units on May 21, 2009 and 10,699 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. Mr. Montry has 14,400 stock options outstanding as well as the 26,828 restricted stock units.

(3)
Mr. Pagos was granted 16,129 restricted stock units on May 21, 2009 and 8,025 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. Mr. Pagos has 14,400 stock options outstanding as well as the 24,154 restricted stock units.

(4)
Mr. Chen was granted 16,129 restricted stock units on May 21, 2009 and 4,321 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 20,450 restricted stock units, Mr. Chen has 4,687 options outstanding.

(5)
Mr. Baer was granted 16,129 restricted stock units on May 21, 2009 and 4,527 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 20,656 restricted stock units, Mr. Baer also has 4,687 stock options outstanding.

(6)
Mr. Aalaei was granted 16,129 restricted stock units on May 21, 2009 and 1,440 restricted stock units on December 9, 2009. Both of these grants will vest one year after the grant date. In addition to these 17,569 restricted stock units, Mr. Aalaei also has 294,850 stock options outstanding. On August 6, 2009, Mr. Aalaei had 3,187 restricted stock units released. The proceeds from this transaction was $13,771.

(7)
Mr. Srinivasan was granted 16,129 restricted stock units on May 21, 2009 and 3,498 restricted stock units on December 9, 2009.  Both of these grants will vest one year after the grant date. In addition to these 19,627 restricted stock units, Mr. Srinivasan also has 36,559 stock options outstanding.

(8)
Mr. Crawford currently serves as a Director but is not standing for election at the Annual Meeting.  He was granted 16,129 restricted stock units on May 21, 2009 and 1,646 restricted stock units on December 9, 2009. In addition to these 17,775 restricted stock units, Mr. Crawford also has 4,687 stock options outstanding.

(9)
Dr. Das currently serves as a Director but is not standing for election at the Annual Meeting.  He resigned as the CEO in December of 2009. He received no stock options or awards in 2009. Payments to Dr. Das in 2009 for his service as CEO, pursuant to his severance agreement and under his consulting agreement with the Corporation are shown in the Summary Compensation Table for named executive officers under the Salary and All Other Compensation columns.

(10)	Dr. Paladino resigned as a Director in 2009. He received no stock options or awards in 2009. He has 18,337 stock options outstanding.
(11)	Mr. Boschulte resigned as a Director in 2009. He received no stock options or awards in 2009. Mr. Boschulte currently owns 14,400 outstanding stock options.

(12)
Mr. Hultzsch resigned from TranSwitch’s Board of Directors in 2009. Mr. Hultzsch was granted 562 stock options on October 8, 2009 for participation on a TranSwitch subsidiary Board of Directors. This award will vest one year after the grant date. He has 14,962 stock options outstanding and 0 restricted stock units outstanding.

Compensation Committee Interlocks and Insider Participation

Mr. Alfred Boschulte (Chairman), Mr. Herbert Chen, Dr. Hagen Hultzsch, and Mr. Michael Crawford, through May 20, 2009, and Messrs. James M. Pagos (Chairman), Thomas, H. Baer, Michael Crawford, and Gerald F. Montry, after May 20, 2009, comprised the Compensation Committee for fiscal year ended December 31, 2009. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for all employees, officers and directors. The Ethics Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Ethics Code in addressing the legal and ethical issues encountered in conducting their work. The Ethics Code requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Ethics Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Ethics Code.

A current copy of the Ethics Code is available at the Investor Relations section of the Corporation’s website. A copy of the Ethics Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Ethics Code, by posting such information on its website available at http://www.transwitch.com.

PROPOSAL NO. 2

AMENDMENT TO ARTICLE FOURTH OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO REDUCE OUR AUTHORIZED CAPITAL STOCK FROM 301,000,000 SHARES TO 37,625,000 SHARES.

On April 1 , 2010, the Board of Directors voted to recommend to the stockholders an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to reduce the Corporation’s authorized capital stock from 301,000,000 shares, consisting of 300,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 37,625,000 shares of capital stock, consisting of 37,500,000 shares of common stock and 125,000 shares of preferred stock (the “Amendment”).  The form of the Amendment is attached hereto as Appendix A. The stockholders will be requested at the Annual Meeting to consider and act upon the Amendment.

The rights of our outstanding common stock will remain unchanged by the Amendment.

Reasons for the Amendment
The reason for this proposal is to proportionately reduce the number of authorized shares of common stock and preferred stock following a one-for-eight reverse stock split of our outstanding common stock effected in November 2009.  In accordance with the reverse stock split, the number of shares of common stock issued and outstanding was reduced, and as a result we were left with a number of shares of authorized common stock in excess of our needs.  We intend to reduce the number of authorized shares of common stock and preferred stock in proportion with the one-for-eight reverse stock split.  Accordingly, we are now proposing to adopt the Amendment to our Charter to reduce the total number of authorized shares of common stock and preferred stock in proportion with the one-for-eight reverse stock split.

Another reason for this proposal is to effect a significant saving in the amount of franchise tax that we must pay each year in Delaware. We pay franchise tax in Delaware based, in part, on the number of shares of our common stock and preferred stock that are authorized in our Charter.

As of April 5, 2010,  20,619,417   shares of common stock were issued and outstanding, an additional 949,088 shares were reserved for issuance under our stock option plans and our employee stock purchase plan and an additional 1,216,943 shares were reserved for issuance upon conversion of our outstanding  5.45% Convertible Notes due 2011. There were also 20,794 shares of common stock beneficially owned by us that were treasury shares and that were therefore not deemed to be issued and outstanding. On that date, there were no shares of preferred stock outstanding. The Board believes that the new reduced level of authorized shares will be adequate to cover requirements in the foreseeable future. In the event that additional authorized shares are needed in the future, the stockholders will then be asked to approve an amendment to our Charter to increase the authorized shares to the level needed at that time.

No Appraisal Rights
No appraisal rights are available under the General Corporation Law of the State of Delaware or under the Corporation’s Charter or bylaws to any stockholder in connection with the reduction of the authorized shares of common stock.

Required Vote for the Amendment
The affirmative vote of a majority of the outstanding shares of common stock, voting in person or represented by proxy, and entitled to vote on the matter is required for approval. Shares of common stock voted to abstain and shares of common stock subject to brokers “non-votes” have the practical effect of being votes against the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO REDUCE THE AUTHORIZED CAPITAL STOCK FROM 301,000,000 SHARES TO 37,625,000 SHARES, CONSISTING OF 37,500,000 SHARES OF COMMON STOCK AND 125,000 SHARES OF PREFERRED STOCK.

PROPOSAL NO. 3

AMENDMENT TO TRANSWITCH CORPORATION 2008 EQUITY INCENTIVE PLAN

Summary of the Proposal

At the Annual Meeting, our stockholders will be requested to consider and act upon a proposal to increase by 2,000,000 the number of shares of the Corporation’s Common Stock available for issuance under the Corporation's 2008 Equity Incentive Plan (the “2008 Plan”), by raising the number of shares of Common Stock available for grant under the 2008 Plan to approximately 2,964,218 as of the record date.. The total number of shares of Common Stock authorized under the 2008 Plan would increase to 5,196,250 shares of Common Stock. The 2008 Plan was originally adopted by the Board of Directors on April 8, 2008 and approved by the stockholders of the Corporation on May 22, 2008. This is the second time the Corporation has asked stockholders to amend the 2008 Plan since it adoption in 2008. On April 7, 2009, the Board of Directors approved, and the stockholders approved at the Annual Meeting on May 21, 2009, an amendment to the 2008 Plan to increase the number of shares of common stock available for issuance thereunder by an additional 1,321,250 shares.

Pursuant to the terms of the Corporation’s acquisition of Centillium the Corporation has issued approximately 850,000 restricted stock units, shares of restricted stock and options to purchase shares of Common Stock under the 2008 Plan and at current levels of participation, all shares available for issuance under the 2008 Plan, prior to the amendment, will be issued no later than 2010.  In addition, the Corporation has made a concerted effort to reduce cash compensation and increase stock based compensation to preserve cash and promote employee stock ownership.  The Board of Directors believes that the approval of the amendment, which provides for 2,000,000 additional shares of common stock available for issuance, is therefore necessary to continue to allow the Corporation to offer this program to its employees, consultants, advisors, officers and directors and to allow the Corporation's employees, consultants, advisors, officers and directors to participate at historic levels. Based on the Corporation's recent stock price and recent participation in this plan by employees, consultants, advisors, officers and directors the Board of Directors believes that by approving the amendment there will be a sufficient number of shares of common stock authorized for issuance under the 2008 Plan to maintain current levels of participation until 2012.

Our Compensation Committee and our Board of Directors believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. As of the Record Date 964,218 shares were available under our 2008 Plan, for issuance to employees, consultants, advisors, officers and members of the Board of Directors.

On the Record Date, the market price, as reported by the NASDAQ Capital Market, of our Common Stock, the class of stock underlying all options, awards and purchases subject to the 2008 Plan, was $3.04 per share.

The increase to the 2008 Plan is being submitted for approval to our stockholders in accordance with the requirements of the Nasdaq Stock Market, Inc., to qualify certain plan awards under Internal Revenue Code (the “Code”) Section 162(m), and to obtain favorable tax treatment for incentive stock options (“ISOs”) under Code Section 422.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of an amendment to the 2008 Plan at our annual meeting is required to amend the 2008 Plan to increase the number of shares of common stock available for issuance thereunder by an additional 2,000,000 shares, bringing the total number of authorized shares to 5,196,250. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at our annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve the 2008 Plan.

Summary of the 2008 Equity Incentive Plan

A summary of the 2008 Plan is set forth below.

Purpose. The purposes of the 2008 Plan are to attract and retain employees, consultants, advisors, officers and directors to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Term. The term of the 2008 Plan expires on the tenth anniversary of its effective date.

Securities to be Offered and Eligible Participants. The 2008 Plan provides for the issuance of a maximum of 3,196,250 shares, and the proposed amendment would increase such maximum to 5,196,250 shares, pursuant to the grant of options (“Options”) the restricted shares (“Restricted Stock Awards”); and restricted stock units, deferred shares, performance shares, stock units, stock appreciation rights and stock or phantom stock awards (“Stock Based Awards”) to our and our subsidiaries’ and any future parents’ employees, consultants, advisors, directors (including non-employee directors), executive officers and any other persons who our Board of Directors has determined to have made (or is expected to make) contributions to our company. All of our employees, executive officers and non-employee directors are eligible to participate in the 2008 Plan. No employee may be granted awards under the 2008 Plan in any fiscal year pursuant to which such employee would be entitled to receive more than 375,000 shares of our Common Stock.

The shares of our Common Stock available for issuance under the 2008 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares subject to an award that expires or is terminated, unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2008 Plan.

Administration. The 2008 Plan is administered by our Board of Directors. Our Board of Directors may, to the extent permitted by applicable law, delegate any or all of its powers under the 2008 Plan to a committee or subcommittee of our Board of Directors.

Options. Subject to the provisions of the 2008 Plan, our Board of Directors may award options and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the 2008 Plan, the number of shares of our Common Stock underlying a stock option and the exercise price thereof will continue to adjust when we effect a stock split, stock dividend, merger or similar event.

The exercise price per share for each ISO to be granted under the 2008 Plan may not be less than the fair market value per share of our Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of our Common Stock on the date of grant.

The exercise price per share for each option that does not qualify as an ISO, a non-qualified stock option, (“NQSOs”) to be granted under the 2008 Plan may be less than the fair market value per share of our Common Stock on the date of such grant.

Our Board of Directors in its sole and absolute discretion may, with the consent of the participant if applicable, and subject to compliance with any legal, regulatory or other administrative requirements applicable to the plan amend or adjust the terms and conditions of any award, including, but not limited to either (1) reduce the exercise price of an outstanding option or other award or (2) simultaneously cancel options for which the exercise price exceeds the then current fair market value of the underlying Common Stock and grant a new award with an exercise price equal to or greater than the then current fair market value of the underlying Common Stock.

Each option granted will expire on the date specified by our Board of Directors, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

Restricted Stock Awards. Subject to provisions of the 2008 Plan, our Board of Directors may grant shares of restricted stock to participants with such restricted periods and other conditions as our Board of Directors may determine and for no cash consideration or such other consideration as may be required by applicable law or by our Board of Directors. Our Board of Directors determines the exercise price per share for Purchases under the 2008 Plan.

Stock Based Awards. Subject to the provisions of the 2008 Plan, our Board of Directors may award stock awards, which may be designated as award shares based upon certain conditions, securities convertible into our Common Stock, stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of our Common Stock not subject to any restrictions, stock units, or other awards. Our Board of Directors determines the exercise price per share for awards under the 2008 Plan.

Performance Based Awards. Section 162(m) of the Code limits publicly-held companies such as our company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Plan is designed to permit the Board of Directors to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

General Provisions. Each grant of ISOs, NQSOs, Restricted Stock Awards, Stock Based Awards, and Performance Based Awards shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2008 Plan as our Board of Directors considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant. The terms of each type of award need not be identical and our Board of Directors need not treat participants uniformly. Our Board of Directors may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an ISO to a NQSO, provided that the participant’s consent to such action shall be required unless our Board of Directors determines that the action would not materially and adversely affect the participant.

Our Board of Directors may amend, suspend or terminate the 2008 Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our Board of Directors may also create a sub plan under the 2008 Plan to comply with the laws and regulations of any foreign country in which we may seek to grant options and awards to persons eligible to participate in the 2008 Plan.

Our Board of Directors will determine the effect on an award upon the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by our Board of Directors, grants under the 2008 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution or, with respect to any awards other than ISOs, pursuant to a qualified domestic relations order or to certain trusts or other estate planning vehicles.

Our Board of Directors, in its discretion, may take certain actions in the event of a change of control, as such term is defined in the 2008 Plan, of our company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the grant, (ii) providing for the repurchase of the grant for an amount equal to the difference of (x) the consideration received per share for the securities underlying the grant in the change of control minus (y) the per share exercise price of such securities, (iii) adjusting the terms of the award in order to reflect the change of control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, (v) providing for the termination of the award, or (vi) making such other provision as our Board of Directors may consider equitable and in our best interest, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant.

United States Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of Options, awards and purchases granted under the 2008 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state and local tax consequences that are not discussed herein.

Incentive Stock Options: The following general rules are applicable under current United States federal income tax law to ISOs granted under the 2008 Plan:

1.
In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and we are not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax, as described above.

2.
If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.
If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.
In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, we generally will be entitled to a corresponding deduction for federal income tax purposes, provided we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.
The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

6.	Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds 12 months.

7.
An optionee may be entitled to exercise an ISO by delivering shares of our Common Stock to us in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.
In addition to the tax consequences described above, the exercise of ISOs may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.
Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Stock Options: The following general rules are applicable under current federal income tax law to NQSO granted under the 2008 Plan:

1.	The optionee generally does not recognize any taxable income upon the grant of a NQSO, and we are not entitled to a federal income tax deduction by reason of such grant.

2.
The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We may be required to withhold income tax on this amount.

3.
When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

4.
We generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided that we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.
An optionee may be entitled to exercise a NQSO by delivering shares of our Common Stock to us in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

6.
Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

7.
In the event a NQSO is issued with an exercise price less than the fair market value of the Common Stock, then the optionee may be subject to an additional 20% tax, plus interest, under Section 409A of the Code, unless certain limitations with respect to exercisability are satisfied.

Restricted Stock Awards and Stock Based Awards: The following general rules are applicable under current federal income tax law to the grant of Restricted Stock Awards and Stock Based Awards under the 2008 Plan:

1. Persons receiving Common Stock or cash pursuant to a Restricted Stock Award and Stock Based Award generally recognize ordinary income equal to the cash or fair market value of the vested shares received, reduced by any purchase price paid.

2. We generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

3. Special rules apply if the stock acquired pursuant to a Stock Based Award is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Performance Based Awards. Subject to the description above for ISOs, the payment of an equity based award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

EQUITY COMPENSATION PLAN INFORMATION

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended December 31, 2009 regarding the shares of our common stock available for grant or granted under equity incentive plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	2,674,014	(3)	$9.55	(3)	1,211,752

Equity compensation plans not approved by security holders (2)	377,129		$10.41		0

Total	3,051,143		$9.65		1,211,752

(1)
Consists of the 1995 Plan, the 1995 Non-Employee Director Stock Option Plan and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”). As of May 22, 2008, with the inception of our 2008 Equity Incentive Plan, options and awards may no longer be granted from our 1995 Plan.

(2)
Consists of the 2000 Plan and shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally granted those options. No additional options may be granted under the assumed plans. Also no options may be issued from the 2000 Plan with the inception of the 2008 Equity Incentive Plan on May 22, 2008.

(3)
Excludes purchase rights accruing under the Purchase Plan which has a stockholder-approved reserve of 125,000 shares. Under the Purchase Plan, each eligible employee is able to purchase up to 125 shares of our common stock at semi-annual intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of our common stock on the first or last trading day of a purchase period.

2000 Stock Option Plan. The purpose of the 2000 Plan adopted by our Board of Directors on July 14, 2000 and amended on December 21, 2001, was to promote our long-term success, by providing financial incentives to employees and consultants of the Corporation who are in positions to make significant contributions toward such success except that no member of our Board of Directors or officer of the Corporation appointed by the Board of Directors shall be eligible for grants of options under the 2000 Plan. The 2000 Plan is designed to attract individuals of outstanding ability to become or to continue as employees or consultants, to enable such individuals to acquire or increase proprietary through the ownership of shares of our Common Stock, and to render superior performance during their associations with us, by providing opportunities to participate in the ownership of our future growth through the granting of NQSOs. The 2000 Plan is administered by our Board of Directors or, at its option, a committee appointed by our Board of Directors. A total of 1,250,000 shares of common stock were reserved for issuance under the 2000 Plan. In April 2008, our Board of Directors determined that no further awards would be made under this plan and that all remaining 303,379 shares available for issuance under the 2000 Plan that are not subject to outstanding stock option awards would be eligible for issuance under the 2008 Equity Incentive Plan.

1999 Stock Incentive Plan of Onex Communications Corporation. The purpose of the 1999 Stock Incentive Plan of Onex Communications Corporation (the “Onex Plan”) was to advance the interests of the shareholders by enhancing the Onex Communications Corporation’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Onex Communications Corporation by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the shareholders. All of Onex Communications Corporation’s employees, officers, directors, consultants and advisors were eligible to be granted options, restricted, stock, or other stock-based awards under the Onex Plan. We assumed the Onex Plan in connection with our acquisition of Onex Communications Corporation in 2001. No additional awards may be granted under the Onex Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF THE AMENDMENT TO THE TRANSWITCH CORPORATION’S
2008 EQUITY INCENTIVE PLAN TO INCREASE BY 2,000,000 THE NUMBER OF
SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and nominees for director and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Herbert Chen (3) Chen Capital Management, Inc. 650 Madison Avenue, 17th Floor New York, NY 10022	2,500,438	12.16%
Michael H. Steinhardt (4) 650 Madison Avenue, 17th Floor New York, NY 10022	1,783,623	8.67%
Brener International Group (5) 421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210	1,243,750	6.05%

Dr. M. Ali Khatibzadeh (6)	254,800	1.24%

Dr. Santanu Das (7)	194,975	1.00%

Mr. Michael McCoy (8)	22,971	*

Mr. Theodore Chung (9)	46,471	*

Mr. Robert A. Bosi (10)	19,250	*

Mr. Michael Macari (11)	62,208	*

Mr. Kris Shankar (12)	46,082	*

Mr. Gerald F. Montry (13)	136,926	*

Mr. James M. Pagos (14)	42,254	*

Mr. Thomas H. Baer (15)	24,378	*

Mr. Faraj Aalaei (16)	356,084	1.73%

Mr. Sam Srinivasan (17)	46,208	*

Mr. Michael Crawford (18)	34,223	*

All directors and executive officers as a group (14 persons)	3,787,268	17.73%

*	Less than 1% of the outstanding Common Stock.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 20,542,924 shares of Common Stock outstanding as of the Record Date, March 23, 2010.

(3)
In calculating the beneficial ownership of this person, the Corporation has relied upon the Form 4 filed by this entity with the SEC on June 16, 2008 adjusted for an 8 for 1 reverse stock split. According to this Form 4, Mr. Chen directly owns 470,227 shares and indirectly owns 2,009,395 shares, of which 9,753 shares are owned directly by his wife, 75 shares are owned directly by his minor daughter, and 1,999,567 shares are held in accounts of unregistered investment companies and managed accounts over which Mr. Chen has investment control. In addition, Mr. Chen beneficially owns 20,816 shares issuable upon the exercise of Presently Exercisable Securities.

(4)
In calculating the beneficial ownership of this person, the Corporation has relied upon the Schedule 13G, filed by him with the SEC on December 31, 2009. According to such Schedule 13G, Mr. Steinhardt shares voting and dispositive power over the shares reported with Ilex Partners, L.L.C. and Steinhardt Overseas Management, L.P.

(5)
In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13D, filed by this entity with the SEC on March 16, 2010, According to this Schedule 13D, Brener International Group, LLC has sole voting and dispositive power over 393,750 shares; Marbre Servias, Ltd. has sole voting and dispositive power over 837,500 shares; and Clive Fleissig has sole voting and dispositive power over 12,500 shares.

(6)
Consists of 254,800 shares owned and 0 shares issuable upon exercise of Presently Exercisable Securities. 247,400 shares are owned directed by Dr. Khatibzadeh and 7,400 shares are held by his minor daughter. Dr. Khatibzadeh is the Corporation’s President and CEO and is also a Director of the Corporation.

(7)	Consists of 8,758 shares owned and 186,217 shares issuable upon exercise of Presently Exercisable Securities. Dr. Das currently serves on the Board of Directors of the Corporation.
(8)	Consists of 9,650 shares owned and 13,321 shares issuable upon exercise of Presently Exercisable Securities. Mr. McCoy is the Corporation’s Corporate Secretary.
(9)	Consists of 2,500 shares owned and 43,971 shares issuable upon exercise of Presently Exercisable Securities. Mr. Chung serves as the Vice President - Business Development.
(10)	Consists of 13,000 shares owned and 6,250 shares issuable upon exercise of Presently Exercisable Securities. Mr. Bosi is the Corporation’s Vice President and Chief Financial Officer.
(11)	Consists of 167 shares owned and 62,041 shares issuable upon exercise of Presently Exercisable Securities. Mr. Macari is the Corporation’s Vice President - Engineering and Operations.
(12)	Consists of 821 shares owned and 45,261 shares issuable upon exercise of Presently Exercisable Securities. Mr. Shankar is the Corporation’s Vice President – Worldwide Sales and Marketing.
(13)	Consists of 106,397 shares owned and 30,529 shares issuable upon exercise of Presently Exercisable Securities. Mr. Montry is the Chairman of the Board of Directors of the Corporation.
(14)	Consists of 11,725 shares owned and 42,254 shares issuable upon exercise of Presently Exercisable Securities.
(15)	Consists of 1,250 shares owned directly and 2,312 shares owned indirectly in charitable remainder trust as well as 20,816 shares issuable upon exercise of Presently Exercisable Securities.
(16)	Consists of 53,073 shares owned and 303,011 shares issuable upon exercise of Presently Exercisable Securities.
(17)	Consists of 747 shares owned and 45,461 shares issuable upon exercise of Presently Exercisable Securities.
(18)	Consists of 15,000 shares owned and 19,223 shares issuable upon exercise of Presently Exercisable Securities.

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the responsibility for establishing, implementing and monitoring the Corporation’s executive compensation programs. The Compensation Committee is responsible for ensuring that its total compensation paid to its executives is competitive, reasonable, fair and adheres to the Corporation’s compensation philosophy and objectives.

Throughout this proxy statement, the individuals who served as the Corporation’s President and Chief Executive Officer and the Corporation’s Chief Financial Officer during fiscal years 2007, 2008 and 2009, as well as the other individuals included in the Summary Compensation Table below are referred to as the “Named Executive Officers.” The Corporation had several changes in fiscal 2009 to the individuals serving as our Named Executive Officers. Dr. M. Ali Khatibzadeh was appointed President and Chief Executive Officer effective December 1, 2009, replacing Dr. Santanu Das, who resigned effective the same day. In May, the Board elected Kris Shankar to serve as a Section 16 Corporate Officer. In August, the Board elected Michael Macari to be a Section 16 Corporate Officer.

Compensation Committee

All members of the Compensation Committee meet the independence requirements as determined in accordance with Securities and Exchange Commission, the National Association of Securities Dealers and Internal Revenue Code rules. Members of the Committee are appointed annually by the outside Directors of the Board. Each member of the Committee will serve until his successor is appointed and qualified, or until his earlier resignation or removal. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee’s charter is available on the TranSwitch corporate website under Investor Relations—Corporate Governance: http://www.transwitch.com/investors/compensation/index.jsp.

Members of the Committee have significant depth of experience relevant to compensation matters at both the Board and corporate levels. They serve on other boards, and have extensive knowledge of TranSwitch and the telecommunications industry, which assists in their evaluation of the Named Executive Officers’ performance and compensation. The Compensation Committee members and its Chairman are selected by the Board of Directors following the annual meeting of the shareholders and their own reelection at that time.

The Compensation Committee’s role is generally one of oversight. Management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee provides oversight, review, and consultation to management.

The Compensation Committee’s scope of authority includes discharging the Board of Director’s responsibilities relating to corporate executive compensation, reviewing and approving administration of the Corporation’s incentive compensation and stock plans, and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement. The Committee reviews proposals and makes recommendations to the Corporation’s management on company-wide compensation programs and practices.

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to advise the Committee on executive compensation practices and policies, or any other matters within its charter. In 2009, no compensation consultant was engaged for employee or executive compensation.

Role of Executives in Establishing Compensation

At the invitation of the Compensation Committee, select executives attend Compensation Committee meetings. The Corporation’s Chief Executive Officer (“CEO”) and other members of management regularly attend meetings of the Compensation Committee. The Chief Financial Officer prepares information for review with the CEO, which he then presents to the Compensation Committee at each meeting. In addition, the Compensation Committee periodically assigns special action items or compensation programs to be researched and reported on to the Committee by executives.

Each year,  management makes a general recommendation to the Compensation Committee of reward actions for TranSwitch for the coming year. When making the recommendation, the CEO and management consider recent trends in executive compensation among other factors. During the fourth quarter, management presents a proposal to the Compensation Committee for the upcoming year’s reward cycle. This recommendation takes into account the status of the Corporation’s profitability, performance, as well as retention and other talent management issues.

As further discussed below, following the presentation of trends and/or compensation programs to the Compensation Committee, the Chief Executive Officer meets with other members of management to make specific recommendations for each executive officer, other than the Chief Executive Officer. The specific recommendations are then presented to the Compensation Committee for review and approval.

Compensation Philosophy

The Corporation’s executive compensation programs are designed to provide levels of compensation that will allow the Corporation to attract, motivate and retain qualified executives. It provides a competitive compensation package that ultimately is based on individual and company performance. The Committee’s goal is to establish performance criteria, evaluate executive performance against those criteria, and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision-makers. Bonuses and incentives are designed to maximize the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Generally, total compensation consists of base salary and equity awards that are targeted at the median of the Peer Group (see discussion below). Typically, the Corporation’s long-term compensation awards consist of equity awards in the form of Restricted Stock Units, since the Corporation has not given cash bonuses in recent years in order to achieve its financial and business goals.

 Setting Executive Compensation

The Corporation has structured the Corporation’s base salaries and non-cash executive compensation to motivate executives to achieve the business goals set by the Corporation and reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded telecommunications and semiconductor companies (collectively, the Peer Group). The Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Corporation competes for talent and for stockholder investment. In developing the Peer Group, the management team provides the Compensation Committee with a Peer Group that is partly derived from a survey of various public companies purchased from Radford Surveys and Consulting. The Peer Group consists of the following companies: Applied Micro Circuits Corporation, California Micro Devices Corporation, Cavium Networks Inc., Entropic Communications Inc., Exar Corporation, Finisar Corporation, Mindspeed Technologies Inc., PMC-Sierra Inc., Silicon Image Inc., and ZiLOG, Inc.

The Committee reviews and approves corporate goals and objectives relevant to compensation of the President and Chief Executive Officer, makes a performance appraisal in light of those goals and objectives, and establishes and approves the appropriate level of base compensation, bonus and incentive compensation. Based on such evaluations, the Vice President - Business Development, the Vice President – Engineering and Operations, and the Vice President – Worldwide Sales and Marketing received special merit bonuses in 2009. In determining the long-term incentive component of compensation of the President and Chief Executive Officer, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive plan awards to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Corporation’s Chief Executive Officer and President in past years. The Committee then presents its recommendation to the Board of Directors for final approval and ratification. In conjunction with the President and Chief Executive Officer, the Committee directs the management succession planning, particularly for Chief Executive Officer succession.

With the exception of the President and Chief Executive Officer, the Committee, in consultation with management, evaluates the performance of the Corporation’s other Named Executive Officers and makes recommendations to the Board regarding the appropriate level of base compensation, bonus, and incentive compensation for such officers.

With respect to the Chief Executive Officer, the Committee, in consultation with management, reviews and approves annually any employment agreements, severance agreements and change in control agreements or provisions, when and if appropriate, and any special or supplemental benefits.

In consultation with management, the Committee designs and approves incentive plans, including any equity-based compensation, to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. In addition, the Committee submits each equity-based compensation plan and each material modification thereof to the Board for its approval. The Committee takes actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans. The Committee evaluates and recommends to the full Board the appropriate level of director compensation and takes primary responsibility for ensuring that any payments to directors, other than in their capacity as directors, are fully and properly disclosed. The Committee regularly communicates with the Board in order to ensure that the Board is fully informed of the Corporation’s compensation policies and other issues within the Committee’s jurisdiction. The Committee exercises such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under its Charter.

2009 Executive Compensation Components

The following is a summary of the principal components of compensation for Named Executive Officers. There are four major elements that compromise the Corporation’s compensation of Named Executive Officers: (i) base salary, (ii) incentive plans, (iii) perquisites and (iv) retirement benefits provided under a 401(k) plan.

Base salary

The Corporation provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Short-Term Incentive Plan

The Short-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals by all employees, encourage the growth of stockholder value, and allow all employees to participate in the long-term growth and profitability of the Corporation.

The Short-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and short-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Management presents an incentive plan to the Compensation Committee each year designed to provide awards to all employees, including Named Executive Officers. The plan for non-sales employees is a 100% equity based plan while the plan for sales employees (described for Mr. Shankar below) is a combination of cash and equity awards. The awards to the Chief Executive Officer and Named Executive Officers under the Short-Term Incentive Plan are contingent upon actual results meeting key target metrics established by the Compensation Committee. These key targets are designed in a way to challenge management to achieve the Corporation’s goals. They are achievable yet ambitious enough so that in any given year not all of them will be achieved.  For 2009, the Compensation Committee, in consultation with the CEO, determined that the metric for corporate results would be non-GAAP Operating Income, consistent with the Company’s goal of attaining profitability. Achievement of non-GAAP Operating Income target is weighted 80% of award potential and achievement of the executive officers’ individual goals is weighted at 20% of award potential.

Under the terms of the 2009 Short-Term Incentive Plan, the Corporation’s former President and CEO, Dr. Das, had a target award of Restricted Stock Units equivalent to 50% of his base salary. Due to his resignation on December 1, 2009, he did not receive any award under the plan.

The Corporation’s new President and CEO, Dr. Khatibzadeh, was not eligible to participate in the 2009 Short-Term Incentive Plan. He will be eligible to participate in the 2010 Plan.

Under the terms of the Short-Term Incentive Plan, each of the other Named Executive Officers, except for Mr. Shankar, had a target award of Restricted Stock Units equivalent to 40% of his base salary. Since the corporate key metric of non-GAAP Operating Income was not achieved, no Named Executive Officer received any award based on this measurement, which was weighted at 80% of the target. Relative to the 20% of target that was based on achievement of individual goals, no awards for 2009 were made as of this date.

Mr. Shankar, as the Vice President – Worldwide Sales & Marketing, has an annual cash bonus target of 40% of his base salary, plus up to an additional 1,250 stock options. The 40% target is weighted 50% on the achievement of revenue goals and 50% on the achievement of design win goals. The additional stock options are weighted 100% on the achievement of design win goals. For the first three quarters of 2009, Mr. Shankar received $41,370 under the plan. In 2010, he received $8,881 for fourth quarter 2009 results. In 2009, Mr. Shankar was granted 437 stock options for the first three quarterly results and was granted 100 stock options in April 2010 for fourth quarter results.

The Board grants stock options and Restricted Stock Units at regularly scheduled Board meetings. Options are awarded at the closing price of the Corporation’s Common Stock on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Corporation’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the closing price of the Corporation’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The stock options granted pursuant to the Short-Term Incentive Plan by the Committee vest over a two year period, 12.5% every 90 days. The Restricted Stock Units granted pursuant to the Short-Term Incentive Plan by the Committee vest 100% one year following the grant date. Unless otherwise modified by the Board, vesting ceases upon termination of employment and exercise rights cease 90 days after termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The Compensation Committee has adopted a policy regarding the recovery or adjustment of performance incentive plan awards, already paid, in the event relevant corporate performance measures are restated in a manner that would have reduced a previously granted award’s size or payment. To the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Corporation’s financial results that would have reduced a previously granted award’s size or payment. In that event, the discretion of the Compensation Committee depending on the specific circumstances, the Board will seek to recover either (i) the entire amount of the incentive award or (ii) the amount of the award paid to an executive officer which is in excess of the amount that would have been paid based on the restated financial results.

Executive performance evaluations, including for the Named Executive Officers, take place every year and are completed during the first quarter. To help achieve the Corporation’s strategic goals and annual objectives, the Corporation has developed an integrated performance management program, which has an overall purpose to strengthen results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executives, with the resources, information and support needed to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving the Corporation’s business plan based on its strategic and tactical goals. It also ensures that rewards are clearly linked to performance and recognizes outstanding performance with corresponding compensation action. The process begins with establishing individual and corporate performance objectives for senior executive officers during the fourth quarter of each year for the following year. These goals are based on the Corporation’s annual operating plan which is reviewed and approved by the Board of Directors.

Each executive may complete an optional self assessment that provides feedback from his or her perspective relevant to job responsibilities and achievements. If completed, the self assessment would then be provided to the Chief Executive Officer by his direct reports. Otherwise, the Chief Executive Officer completes a performance evaluation, as well as a goals and training form, which directly link to the annual Operating Plan on a strategic, tactical and operational effectiveness basis. The Operating Plan reflects each business unit and the Chief Executive Officer uses these strategic and tactical objectives to measure the performance of the heads of each business unit. Qualitative assessment is completed as well based on set performance factors which encompass corporate-wide competencies that all employees are expected to not only possess, but to regularly demonstrate on the job. Each performance factor category requires a performance rating. The results provide guidelines for compensation decisions and development planning as necessary.

The Chief Executive Officer’s performance is evaluated first by the Chairman of the Board of Directors with input from all independent Board members. The Chief Executive Officer is also evaluated on performance against the Operating Plan which is summarized in the annual score card in the Short-Term Incentive Plan results. The scorecard contains a percent achievement reached for each corporate metric as well as an overall weighted average achievement percentage on all corporate performance goals. The Chief Executive Officer provides this information to the Chairman of the Board. The Chairman reviews this with the other Board members, obtains their feedback on the Chief Executive Officer’s performance and completes the review. The performance evaluation is discussed at a private meeting between the Chief Executive Officer and Chairman of the Board. The Board frequently discusses with the Chief Executive Officer the performance of the Named Executive Officers. The Chief Executive Officer incorporates this feedback into the Named Executive Officer evaluations, and other officers of the Corporation.

For 2010, the Committee has changed the Short-Term Incentive Plan for non-sales employees in order to align the Plan with the objectives of the 2010 Operating Plan. The target award for the President and CEO is 57% of his base salary, per the terms of his employment agreement. The target award for the other Named Executive Officers remains at 40%. All awards will be made in Restricted Stock Units, vesting in one year from the date of grant. For Dr. Khatibzadeh and Mr. Bosi, the key metrics are the annual corporate revenue goal, weighted at 75%, and the annual corporate non-GAAP Operating Income goal, weighted at 25%. For Mr. Chung and Mr. Macari, the key metric is the achievement of their department goals as outlined in the 2010 Operating Plan, weighted at 100%. At the end of the year, the percent achievement relative to goal is calculated for each executive. This percent is then multiplied times the target award to determine the dollar amount of the actual award. This dollar amount is then converted into Restricted Stock Units based on the closing stock price at the end of the day on the grant date.

For 2010, the Committee has also changed the Short-Term Incentive Plan for sales employees. Mr. Shankar will receive a cash commission based on a percentage of all revenue generated above the corporate baseline forecast. For design wins, he will receive Restricted Stock Units awarded upon the achievement of specific design wins to targeted customers. The definition of design wins has been changed to give greater rewards to wins that result in revenue from expected near-term production of customers’ products. Restricted Stock Units granted under this plan will vest 100% one year after the grant date.

Long-Term Incentive Plan

The Long-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to enable the Corporation to attract and retain key employees, encourage the growth of stockholder value, and allow these employees to participate in the long-term growth and profitability of the Corporation.

The Long-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

The Long-Term Incentive Plan grants Restricted Stock Units to Named Executive Officers solely at the discretion of the Compensation Committee and the Board. The President and CEO makes recommendations to the Committee on the awards for officers other than himself. These Restricted Stock Units vest 100% three years from the grant date.

In October 2009, the Board granted the following amounts of Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan to these Named Executive Officers: Mr. Bosi, 21,304, Mr. Chung, 18,116, Mr. Macari, 18,116, and Mr. Shankar, 18,116.

Perquisites

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The Named Executive Officers are provided with basic life insurance coverage equal to twice their base salary. In addition, for 2008 and 2009, executive term life insurance coverage equal to $1,000,000 for the Chief Executive Officer and $500,000 for the Vice President – Business Development and for the Vice President – Engineering and Operations was provided. The Corporation has entered into agreements containing termination or change-in-control severance provisions with its Chief Executive Officer, its Chief Financial Officer and its Vice President – Worldwide Sales and Marketing. The termination or change-in-control severance provisions were designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements is provided under the heading “Potential Payments upon Termination or Change-in-Control” below.

Retirement Benefits

The Corporation sponsors a 401(k) retirement plan that permits the Named Executive Officers to electively defer a portion of their salary on a pre-tax basis into the plan. The Corporation matches 50% of contributions by all participants, including the Named Executive Officers, to the 401(k) plan including the Named Executive Officers, up to a maximum of 6% of covered compensation. This match was suspended effective July 1, 2009. No other qualified or non-qualified retirement plans are sponsored by the Corporation.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the Corporation’s incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Assessment of Risk

In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Corporation.

Certain key aspects of our compensation plans address potential risks:

-
The structure of our incentive plans is the same for all employees worldwide, including executives. The Board reviews and approves the incentive plans annually. All awards that involve equity grants require Board approval.

-
The Short-Term Incentive Plan does focus on the execution of the current year’s Operating Plan and its awards are tied to key short-term (annual) financial metrics (e.g., revenue and profitability) in that Plan. The Committee believes that the target amount of compensation in the Short-Term Incentive Plan is large enough to incent desired employee behavior but not so large, as a percent of an employee’s total compensation, as to encourage excessive risk taking to achieve the targets. In addition, the Board monitors performance to the Operating Plan on a regular basis and can adjust the Short-Term Incentive Plan if necessary.

-
The awards in the Short-Term Incentive Plan for non-sales personnel are in the form of Restricted Stock Units which vest after one year, promoting equity ownership by officers and employees and supporting the creation of shareholder value.

-
Cash compensation for sales personnel for revenue generation is a very small percentage of the revenue, and is only paid on the amount of revenue that exceeds the baseline revenue forecast. Commissions are only paid after revenue is recognized.

-
Compensation for design wins for sales personnel is now paid 100% in Restricted Stock Units rather than in cash and options. These RSUs vest in one year and the focus of the Plan component for design wins is now production-ready wins to targeted customers in order to align with the interest of the shareholders by creating near-term as well as long-term revenue streams.

-
Our Long-Term Incentive Plan with its three year cliff vesting aligns the interests of officers and employees with long-term shareholder interests and supports employee retention. The timing and amount of awards under the Long-Term Incentive Plan are totally at the discretion of the Board.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James M. Pagos (Chairman)
Thomas H. Baer
Michael Crawford
Gerald F. Montry

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. M. Ali Khatibzadeh who is listed under the “Nominee” section of “Proposal No. 1: Election of Directors” in this Proxy Statement.

Mr. Robert A. Bosi, 54, Vice President and Chief Financial Officer, has over 30 years of financial management experience. He has served in this position since January 4, 2008. Prior to joining the Corporation, Mr. Bosi held the positions of VP-Finance/Chief Financial Officer for Curtiss-Wright Corporation from 1991 to 2001 and VP-Chief Financial Officer for Vesper Corporation from 2002 to 2004. Since 2004 Mr. Bosi has been a partner with Tatum LLC where he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Acting Chief Financial Officer of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a B.A. in accounting from William Paterson University and an MBA from Fairleigh Dickinson University.

Mr. Theodore Chung, 36, Vice President of Business Development, also served as Interim Chief Financial Officer and Treasurer from January 12, 2007 through January 4, 2008. Prior to joining the Corporation in 2001, Mr. Chung was Director, Business Development for Lydstrom, Inc, a maker of internet-enabled set-top boxes. From 1997-2000, he was with Fahnestock & Co., where he worked in Structured Finance. Mr. Chung resigned from the position of Interim Chief Financial Officer on January 4, 2008 and is currently serving as the company’s Vice President – Business Development.

Mr. Michael McCoy, 61, Vice President and Corporate Secretary, was also Interim Chief Accounting Officer from  January 12, 2007 to January 4, 2008. Mr. McCoy is a founder of TranSwitch and has been involved with the Corporation, in several roles, since 1988. From 1980 to 1988 Mr. McCoy was employed by ITT’s Advanced Technology Center, now part of Alcatel, where he was the Division Controller. Prior to that, he was at United Technologies in finance. Mr. McCoy is a graduate of Kent State University. Mr. McCoy resigned from his position of Vice President and Interim Chief Accounting Officer on January 4, 2008 and is now the company’s Corporate Secretary.

Mr. Michael Macari, 58, Vice President – Engineering and Operations, has over 25 years of semiconductor industry experience in product and test engineering, design, supply chain management, quality and reliability. Prior to joining TranSwitch in 1999, he spent 13 years at General DataComm where he held positions including director of VLSI and executive director of Technology Services. In that capacity he was responsible for VLSI design, test and manufacturing, CAD and Information Technology. Prior to General DataComm, Mr. Macari was the manager of LSI Test and Reliability at ITT. He holds a BS degree in Electrical Engineering from Fairleigh Dickinson University and a MBA from the University of New Haven.

Mr. Kris Shankar, 45, Vice President – Worldwide Sales and Marketing, has over 21 years of technical and management experience in the telecommunications industry. During this tenure, he was involved in the planning, design and deployment of a number of custom silicon-based products such as Digital Loop Carriers, Class-V switches, DSLAMs, ATM concentrators, OC3-OC192 SONET multiplexers and 2.4Tb/s ultra long-haul DWDM equipment. He joined Centillium Communications in 2004 and has continued with the Corporation following the acquisition of Centillium by the Corporation in 2008. Prior to 2004, he was Chief Technology Officer and a co-founder of Metro-Optix, a venture-funded optical startup acquired by Xtera Communications. Prior to Metro-Optix, Mr. Shankar held a number of technical and management positions with Nortel Networks, Fujitsu Network Communications and Ericsson. He received his B.E. (Honors) from Regional Engineering College, Trichy, India and his M.S.E.E. from the University of Houston. He serves on the technical advisory board of Panorama Capital, a technology investment firm based in Menlo Park, CA.

Executive Compensation

The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2007, 2008, and 2009. No Named Executive Officer received any salary increase in 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Option Awards $ (1)	All Other Compensation $ (2)	Total $
Dr. M. Ali Khatibzadeh (3)	2009	29,167	0	654,066	0	683,233
President and Chief Executive Officer

Dr. Santanu Das (4)	2009	322,179	0	908	379,349	702,436
President and Chief Executive Officer	2008	350,000	0	104,315	17,170	471,485
	2007	350,000	0	171,351	18,670	540,021

Mr. Robert Bosi (5)	2009	336,000	0	146,388	5,004	487,392
Vice President and Chief Financial Officer,	2008	336,000	0	0	3,360	339,360
Principal Accounting Officer

Mr. Theodore Chung (6)	2009	155,000	90,000	113,293	3,146	361,439
Vice President–Business Development,	2008	155,000	37,000	45,030	5,419	242,449
	2007	146,250	55,000	69,455	4,197	274,902

Mr. Michael McCoy (7)	2009	20,000	0	0	0	20,000
Corporate Secretary	2008	20,000	0	5,758	79	25,837
	2007	40,000	0	16,025	1,406	57,431

Mr. Michael Macari (8)	2009	155,000	70,000	117,673	6,247	348,920
Vice President – Engineering and Operations	2008	155,000	35,000	4,965	7,910	202,875
	2007	155,000	0	64,650	7,910	227,560

Mr. Kris Shankar (9)	2009	204,359	61,370	119,992	7,187	392,908
Vice President – Worldwide Sales and	2008	210,238	33,140	50,389	438	294,205
Marketing	2007	203,962	14,139	5,640	429	224,170

(1)
The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2010.

(2)	Includes 401(k) matching contributions and/or life insurance payments.
(3)	Dr. Khatibzadeh was appointed President and Chief Executive Officer on December 1, 2009.
(4)
Dr. Das resigned as President and Chief Executive Officer on December 1, 2009. Dr. Das received a severance payment of $350,000 pursuant to a severance agreement with the Corporation that was effective on December 1, 2009.  He currently has a two year consulting agreement with the Corporation commencing December 2, 2009 under which he shall be paid $200,000 to perform such duties and accept such responsibilities as may reasonably be assigned to him by the Board and the Chief Executive Officer. Payments to Dr. Das in 2009 under the severance agreement and the consulting agreement are shown above under All Other Compensation. Dr. Das received no compensation for his service as a Director.

(5)	Mr. Bosi was appointed Vice President and Chief Financial Officer on January 4, 2008.
(6)
Mr. Chung received special merit bonuses, pursuant to the Short-Term Incentive Plan of $12,000 on March 31, 2008, $25,000 on August 15, 2008, $20,000 on January 15, 2009, and $70,000 on April 13, 2009. Mr. Chung resigned as the Corporation’s Interim Chief Financial Officer on January 4, 2008 and is currently serving as the Vice President – Business Development.

(7)	Mr. McCoy was appointed Interim Chief Accounting Officer on January 12, 2007 and resigned from this position on January 4, 2008. He currently serves as the Corporate Secretary.
(8)	Mr. Macari received special merit bonuses pursuant to the Short-Term Incentive Plan of $15,000 on March 31, 2008, $20,000 on December 31, 2008, $35,000 on July 1, 2009, and $35,000 on October 1, 2009.
(9)
Mr. Shankar received bonuses of $14,139 in 2007 and $33,140 in 2008 under the Centillium Executive Bonus Plan. In 2009, he received $41,370 from the TranSwitch Short-Term Incentive Plan and a special merit bonus of $20,000 from the Short Term Incentive Plan on October 1, 2009.

GRANTS OF PLAN BASED AWARDS

The following table contains information concerning the equity incentive plan awards for each Named Executive Officer granted during the fiscal year ended December 31, 2009.

Stock Options Awarded

Name	Grant Date	All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
M. Ali Khatibzadeh (1)	12/09/09	187,500	2.43	319,941
Santanu Das (2)	03/18/09	911	2.00	908
Robert Bosi (3)	03/18/09	25,000	2.00	28,788
Theodore Chung (4)	01/15/09	9,375	2.64	12,952
	03/18/09	341	2.00	341
Michael McCoy	None
Michael Macari (5)	01/15/09	12,500	2.64	17,269
	03/18/09	405	2.00	404
Kris Shankar (6)	05/21/09	112	2.48	152
	08/06/09	225	4.32	535
	10/08/09	5,000	5.52	19,152
	12/09/09	100	2.43	151

(1)	Dr. Khatibzadeh was granted an initial equity grant of stock options on December 9, 2009.
(2)	Dr. Das was granted options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008.
(3)
Mr. Bosi was granted new hire stock options on March 18, 2009  Mr. Bosi’s hire date was January 4, 2008 but the options were not granted until March 2009.These options will vest 25% annually over four years.

(4)
Mr. Chung was granted special performance stock options on January 15, 2009 and stock options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008.  The Special Performance Grant of January 15, 2009 will vest 12.5% every 90 days over two years. The Management Incentive Plan grant of March 18, 2009 will have immediate vesting of 50% of the grant with the remainder vesting between 15 and 24 months of the grant date.

(5)
Mr. Macari was granted special performance stock options on January 15, 2009 and stock options pursuant to the Corporation’s Management Incentive Plan on March 18, 2009 for the 4th quarter of 2008. The special performance grant of January 15, 2009 will vest 12.5% every 90 days over two years. 50% of the Management Incentive Plan grant of March 18, 2009 will vest immediately with the remainder vesting between 15 and 24 months.

(6)
Mr. Shankar was granted special performance stock options on October 8, 2009, stock options pursuant to the Corporation’s Sales Incentive Plan and granted under the 2008 Plan on May 21, August 6, and December 9, 2009 for the 1st, 2nd, and 3rd quarters of 2009, respectively. Mr. Shankar’s retention options will vest 25% every year over 4 years. Options granted under the company’s Sales Incentive Plan will vest 12.5% every 90 days over two years.

Restricted Stock Units Awarded

Name	Grant Date	Securities Underlying Stock Awards (#)	Grant Date Fair Value of Stock and Option Awards ($)
M. Ali Khatibzadeh (1)	12/09/09	137,500	334,125
Santanu Das (2)	None
Robert Bosi (3)	10/08/09	21,304	117,600
Theodore Chung (4)	10/08/09	18,116	100,000
Michael McCoy	None
Michael Macari (5)	10/08/09	18,116	100,000
Kris Shankar (6)	10/08/09	18,116	100,000

(1)	Dr. Khatibzadeh was granted an initial equity grant of RSUs on December 9, 2009. These RSUs will vest 25% annually on December 1 over four years.
(2)	Mr. Bosi was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.
(3)	Mr. Chung was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.
(4)	Mr. Macari was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.
(5)	Mr. Shankar was granted Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan on October 8, 2009. These Restricted Stock Units will vest 100% 3 years from the grant date.

Outstanding Options & Restricted Stock Unit Awards At Fiscal Year-End

The following table contains information concerning the unexercised options and restricted stock unit awards for each Named Executive Officer as of December 31, 2009:

Stock Options

	Number of Securities	Number of Securities
	Underlying	Underlying		Option
	Unexercised Options	Unexercised Options	Option Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Khatibzadeh, Mohammad Ali	0	164,608	$2.4300	12/9/2016
	0	22,892	$2.4300	12/9/2016
Totals Khatibzadeh	0	187,500

Das, Santanu	1,106	0	$31.5200	9/21/2011
	3,125	0	$7.3600	1/22/2010
	9,375	0	$7.3600	1/22/2010
	3,750	0	$7.3600	1/22/2010
	6,250	0	$7.5200	5/22/2010
	6,675	0	$12.4100	8/12/2010
	10,000	0	$19.7600	10/8/2010
	6,250	0	$19.7600	10/8/2010
	3,875	0	$17.5200	12/11/2010
	125	0	$17.5200	12/11/2010
	11,375	0	$27.1200	1/15/2011
	3,750	0	$12.4000	5/20/2011
	6,250	0	$12.4000	5/20/2011
	3,656	0	$12.0000	8/5/2011
	6,093	0	$12.0000	8/5/2011
	390	0	$12.0000	8/5/2011
	2,734	0	$12.0000	8/5/2011
	3,537	0	$10.2400	10/14/2011
	3,537	0	$10.2400	10/14/2011
	3,187	0	$8.9600	1/20/2012
	3,187	0	$8.9600	1/20/2012
	5,800	0	$13.4400	5/19/2012
	5,187	0	$13.2800	8/10/2012

	2,087	0	$11.7600	10/13/2012
	2,087	0	$11.7600	10/13/2012
	3,237	0	$14.7200	1/26/2013
	2,587	0	$14.3200	3/1/2013
	3,307	0	$16.8800	5/18/2013
	2,470	0	$13.2800	8/10/2013
	2,435	0	$13.2800	8/10/2013
	1,584	0	$11.8400	10/12/2013
	7,616	0	$12.4000	12/12/2013
	911	0	$2.0000	3/18/2016
	1,345	0	$2.3200	12/11/2015
	1,345	0	$2.3200	12/11/2015
	9,912	0	$14.3200	3/1/2013
	3,629	0	$16.8800	5/18/2013
	4,883	0	$12.4000	12/12/2013
	918	0	$13.2000	5/24/2014
	6,428	0	$13.2000	5/24/2014
	703	0	$12.6400	8/7/2014
	1,171	0	$12.6400	8/7/2014
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	421	0	$5.5200	3/18/2015
	478	0	$6.0000	5/22/2015
	478	0	$6.0000	5/22/2015
	7,015	0	$6.0000	5/22/2018
	2,984	0	$6.0000	5/22/2018
	1,322	0	$5.1200	8/7/2015
	1,322	0	$5.1200	8/7/2015
	1,584	0	$11.8400	10/12/2013
	1,111	0	$10.8000	11/10/2009
	370	0	$16.2400	12/5/2010
Totals Das	186,217	0

Bosi, Robert	6,250	18,750	$2.0000	3/18/2016

Totals Bosi	6,250	18,750

Chung, Theodore	1,250	0	$19.7600	10/8/2010
	750	0	$12.4000	5/20/2011
	1,250	0	$12.4000	5/20/2011
	737	0	$12.0000	8/5/2011
	269	0	$10.2400	10/14/2011
	975	0	$13.4400	5/19/2012
	875	0	$13.2800	8/10/2012
	1,250	0	$13.2800	8/10/2012
	725	0	$11.7600	10/13/2012
	625	0	$13.2000	12/27/2012
	525	0	$14.7200	1/26/2013
	2,500	0	$14.3200	3/1/2013
	1,737	0	$16.8800	5/18/2013
	1,231	0	$13.2800	8/10/2013
	793	0	$11.8400	10/12/2013
	3,125	0	$12.4000	12/12/2013
	4,688	4,687	$2.6400	1/15/2016
	171	170	$2.0000	3/18/2016
	505	503	$2.3200	12/11/2015
	2,500	0	$12.4000	4/5/2014
	2,448	0	$13.2000	5/24/2014
	1,875	0	$12.6400	8/7/2014
	625	0	$12.6400	8/7/2014
	281	0	$8.4000	11/5/2014
	1,094	156	$5.5200	3/18/2015
	246	35	$5.5200	3/18/2015
	314	44	$6.0000	5/22/2015
	7,032	2,343	$5.1200	8/7/2015
	746	246	$5.1200	8/7/2015
Totals Chung	41,142	8,184

Macari, Michael L	2,012	0	$12.4000	8/12/2010
	1,875	0	$7.5200	5/22/2010

3,037	0	$19.7600	10/8/2010
1,250	0	$19.7600	10/8/2010
3,412	0	$27.1200	1/15/2011
1,125	0	$12.4000	5/20/2011
1,875	0	$12.4000	5/20/2011
1,096	0	$12.0000	8/5/2011
1,828	0	$12.0000	8/5/2011
625	0	$12.0000	8/5/2011
4,375	0	$12.0000	8/5/2011
1,062	0	$10.2400	10/14/2011
1,062	0	$10.2400	10/14/2011
956	0	$8.9600	1/20/2012
956	0	$8.9600	1/20/2012
850	0	$13.4400	5/19/2012
850	0	$13.4400	5/19/2012
1,640	0	$13.2800	8/10/2012
234	0	$13.2800	8/10/2012
756	0	$13.2800	8/10/2012
756	0	$13.2800	8/10/2012
668	0	$11.7600	10/13/2012
668	0	$11.7600	10/13/2012
1,875	0	$14.0000	12/16/2012
987	0	$14.7200	1/26/2013
2,500	0	$14.3200	3/1/2013
2,312	0	$16.8800	5/18/2013
912	0	$13.2800	8/10/2013
700	0	$13.2800	8/10/2013
575	0	$11.8400	10/12/2013
6,252	6,248	$2.6400	1/15/2016
203	202	$2.0000	3/18/2016
439	438	$2.3200	12/11/2015
5,000	0	$12.4000	4/5/2014
917	0	$13.2000	5/24/2014
1,517	0	$13.2000	5/24/2014
357	0	$12.6400	8/7/2014

	357	0	$12.6400	8/7/2014
	46	0	$8.4000	11/5/2014
	328	0	$8.4000	11/5/2014
	329	46	$5.5200	3/18/2015
	372	53	$6.0000	5/22/2015
	642	213	$5.1200	8/7/2015
	575	0	$11.8400	10/12/2013
Totals Macari	60,163	7,200

Shankar, Kris	42	70	$2.4800	5/21/2016
	57	168	$4.3200	8/6/2016
	0	5,000	$5.5200	10/8/2016
	13	87	$2.4300	12/9/2016
	2,500	7,500	$2.3200	12/11/2015
	20,005	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
	2,930	563	$13.6000	7/20/2016
	1,915	0	$13.6000	7/20/2016
	4,118	2,257	$8.1600	8/6/2017
	4,428	5,231	$4.3200	4/21/2018
	3,176	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
Totals Shankar	44,012	20,876

McCoy, Michael C	512	0	$12.4000	8/12/2010
	468	0	$7.5200	5/22/2010
	625	0	$19.7600	10/8/2010
	1,875	0	$19.7600	10/8/2010
	762	0	$19.7600	10/8/2010
	862	0	$27.1200	1/15/2011
	281	0	$12.4000	5/20/2011
	468	0	$12.4000	5/20/2011
	276	0	$12.0000	8/5/2011
	461	0	$12.0000	8/5/2011
	78	0	$12.0000	8/5/2011

	546	0	$12.0000	8/5/2011
	268	0	$10.2400	10/14/2011
	268	0	$10.2400	10/14/2011
	243	0	$8.9600	1/20/2012
	243	0	$8.9600	1/20/2012
	243	0	$13.4400	5/19/2012
	243	0	$13.4400	5/19/2012
	218	0	$13.2800	8/10/2012
	218	0	$13.2800	8/10/2012
	181	0	$11.7600	10/13/2012
	181	0	$11.7600	10/13/2012
	262	0	$14.7200	1/26/2013
	581	0	$16.8800	5/18/2013
	412	0	$13.2800	8/10/2013
	268	0	$11.8400	10/12/2013
	190	0	$11.0400	1/26/2014
	1,250	0	$11.0400	1/26/2014
	612	0	$13.2000	5/24/2014
	156	0	$12.6400	8/7/2014
	70	0	$8.4000	11/5/2014
Totals McCoy	13,321	0

Restricted Stock Units

	Number of Securities	Number of Securities
	Underlying	Underlying
	Unreleased Awards	Awards	Release Price	Expiration Date
Name
Khatibzadeh, Mohammad Ali	0	137,500	$0.0000	None
Totals Khatibzadeh	0	137,500

Bosi, Robert	0	21,304	$0.0000	None
Totals Bosi	0	21,304

Chung, Theodore	0	18,116	$0.0000	None
Totals Chung	0	18,116

Macari, Michael L	0	18,116	$0.0000	None
Totals Macari	0	18,116

Shankar, Kris	0	1,642	$0.0000	None
	0	18,116	$0.0000	None
Totals Shankar	0	19,758

Option Exercises And Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock units for each of named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Dr. Santanu Das	1,000	1,500	—	—

Michael Macari	167	314	—	—

Kris Shankar	—	—	821	3,547

(1)
The dollar amounts shown for option awards are determined by multiplying the number of shares of the Common Stock acquired upon exercise of the option the difference between the per-share closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)
The dollar amounts shown for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control Payments

The following table sets forth information regarding payments upon termination or upon Change-in Control for named executive officers with written agreements. Terms of these agreements are given below the table.

Executive	2009 Base Salary($)	Amount of Short-Term Incentive Award during last 12 months	Total Termination or Change of Control Payment ($)(1)
M. Ali Khatibzadeh, President and Chief Executive Officer	350,000	N/A	350,000

Robert A. Bosi, Vice President and Chief Financial Officer	336,000	N/A	168,000

Kris Shankar, Vice President – Worldwide Sales and Marketing	224,360	N/A	224,360

(1)       Assumes a change of control occurred on December 31, 2009.

President and Chief Executive Officer

The Chief Executive Officer has a written employment agreement, dated November 5, 2009. The agreement is in effect for 24 months and continues each year to be in effect afterward without any further action by either party unless either party gives written notice of termination to the other not later than thirty days before the renewal date.

There are three conditions under which the Chief Executive Officer will be entitled to separation benefits in the event of a termination: (i) Termination without cause; (ii) Termination for Good Reason; and (iii) Termination as a result of Change in Control, each as further described below:

(i)
Termination without cause is any reason other than (i) termination on the termination date of the agreement, (ii) death of the Chief Executive Officer, (iii) voluntary termination by the Chief Executive Officer, (iv) disability of the Chief Executive Officer, (v) termination for cause, (vi) termination for Good Reason, and (vii) termination as result of Change in Control.

(ii)
The Chief Executive Officer may terminate the employment agreement for Good Reason, subject to certain time requirements, following the occurrence, without his prior written consent, of any of the following events (“Good Reason Event”):  (A) he is demoted from the position he held at the effective date of the agreement or the responsibilities which are assigned to him at the effective date or the titles which he holds at the effective date are materially adversely changed; or (B) there is a material reduction in his total compensation, provided such material reduction is also not made to the compensation of similarly situated executives of the Corporation.

(iii)
Termination as a result of Change in Control is termination following the occurrence of any of the following events: (A) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (B) change within a two year period of the directors who constitute at least a majority of the members of the directors of the Corporation, (C) a corporate transaction including but not limited to a merger or consolidation, (D) liquidation of the Corporation and (E) certain other events as set forth in the employment agreement.

In the event the Chief Executive Officer is terminated under any of the three conditions above, the Corporation shall pay him a sum equal to the sum of (i) the entire amount of his annual base salary as in effect immediately prior to the termination, and (ii) a cash amount equal to the Short-Term Incentive Award that he earned in the last 12 months prior to termination. If the termination is within the first two years of the agreement, fifty percent of the unvested stock options and fifty percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination. If the termination is on or after the first two years of the agreement, one hundred percent of the unvested stock options and one hundred percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination.  The Chief Executive Officer would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

Vice President and Chief Financial Officer

The Vice President and Chief Financial Officer has a written executive agreement, dated February 13, 2009. The agreement continues in effect until terminated by the Corporation.

If the Vice President and Chief Financial Officer is terminated for just cause, he will not be entitled to receive any severance or other termination benefits.

At the election of the Corporation for reason other than just cause, the Corporation may immediately terminate the employment of the Vice President and Chief Financial Officer by giving written notice of its intention to terminate. In this case, the Vice President and Chief Financial Officer is entitled to severance payments equal to the sum of 6 months’ salary. In addition, the Corporation shall pay his normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements.

Vice President – Worldwide Sales and Marketing

The Vice President – Worldwide Sales and Marketing has a written executive agreement, dated October 27, 2008. The agreement continues in effect until October 24, 2010. This agreement incorporates provisions from the Change of Control Severance Agreement between the Vice President – Worldwide Sales and Marketing and Centillium Communications, Inc., signed August 28, 2006,

Under the terms of the agreement, if the Vice President – Worldwide Sales and Marketing is involuntarily terminated on or before April 24, 2010 other than for cause, or for voluntary termination for Good Reason on or before April 24, 2010, he will be entitled to the following separation benefits:

(i)	A lump sum severance payment equal to 100% of the his annual base salary in effect on October 24, 2008 or the date of termination, whichever is greater, payable within 30 days of separation;

(ii)	Accelerated vesting by twelve months in addition to the vesting under the relevant vesting schedule of any options, restricted stock, or restricted stock units granted after August 28, 2006;

(iii)
Corporation-paid health, dental, and vision benefits substantially similar to those he was receiving immediately prior to August 28, 2006 until the earlier of twelve months from the date of termination or until the date under which he becomes covered under another employer’s group health plan.

If the Vice President – Worldwide Sales and Marketing is involuntarily terminated during the period of April 24, 2010 to October 24, 2010, he will receive three months’ severance pay in addition to the standard severance benefit in effect at such time. The severance pay will be based on the rate of his salary in effect on his last date of employment and will be paid at the Corporation’s discretion in either a lump sum or in accordance with the Corporation’s payroll practices.

If the Vice President – Worldwide Sales and Marketing is involuntarily terminated after October 24, 2010, he will receive four months’ severance pay.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Messrs. Gerald F. Montry (Chairman), James M. Pagos, and Sam Srinivasan. Each of them is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market Inc. As such, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Montry serves as Chairman of the Audit Committee. Mr. Montry and Mr. Srinivasan are“audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended..

The Audit Committee oversees the Corporation’s accounting and financial reporting functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s internal controls and auditors’ audit process. Each fiscal year the Audit Committee appoints the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by auditing standards, including the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their assessment and recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit Committee setting forth the audit related functions the Committee is to perform. The charter is reviewed on an annual basis. This year, the Audit Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and UHY LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from and discussed with UHY LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding UHY LLP’s communications with the Audit Committee concerning independence, and has discussed with UHY LLP its independence.  The Audit Committee also discussed with UHY LLP any matters required to be discussed by auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee of the Corporation’s Board of Directors,

Mr. Gerald F. Montry (Chairman)
Mr. James M. Pagos
Mr. Sam Srinivasan

The Audit Committee has selected the firm of UHY LLP independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2010. UHY LLP has served as the Corporation’s auditors since fiscal year 2005. It is expected that a representative of UHY LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of UHY LLP as auditors.

Principal Accountant Fees and Services

UHY LLP, was appointed as the Corporation’s independent auditors on April 1, 2005 and has audited the Corporation’s annual consolidated financial statements and internal control over financial reporting since then. UHY LLP may perform certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit Committee has determined that the audit-related services provided by UHY LLP are compatible with maintaining its independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC. No non-audit services were provided for either 2009 or 2008.

UHY LLP has a continuing arrangement with UHY Advisors, Inc. (the “Advisors”). Under this arrangement UHY LLP lease auditing staff who were full time permanent employees of Advisors. Partners in UHY LLP provide non-audit services through Advisors. UHY LLP has no full time permanent employees. Therefore, none of the audit services performed for the Corporation for 2009 or 2008 was provided by permanent, full time employees of UHY LLP. UHY LLP managed and supervised the audit staff and audit services provided, and is exclusively responsible for the report rendered in connection with its audit of the Corporation’s consolidated financial statements and its internal control over financial reporting.

Audit Fees

UHY LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $399,050 for the year ended December 31, 2009 and $473,212 for the year ended December 31, 2008.  The audit fees for 2008 include additional audit services related to the Corporation’s acquisition of Centillium Communications Inc in that year.

Audit-Related Fees

The aggregate fees billed by UHY LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $9,000 for the year ended December 31, 2009 and $9,179  for the year ended December 31, 2008. These fees were for the audit of the financial statements of the Corporation’s employee benefit plan.

Tax Fees

No tax services were rendered by UHY LLP or Advisors for the year ended December 31, 2009 and 2008.

All Other Fees

There were no fees billed by UHY LLP for products and services other than those described above for the years ended December 31, 2009 and 2008.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditors must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each year, the independent auditors provide to the Audit Committee a schedule of the audit and other services that the independent auditor expect to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in 2009.

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from Axis Surplus, the Hartford, AIG, and Allied World Assurance, covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $193,000.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL STOCKHOLDERS MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation’s principal executive offices not later than December __, 2010 and not before November __, 2010. Notice should be sent to the attention of the Secretary of the Corporation and must contain specific information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Named Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2009 and written representations from certain Reporting Persons, the Corporation believes that directors, Named Executive Officers and all other Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2009.

RELATED PARTY TRANSACTIONS

There were no related party transactions other than those described in the Summary Compensation Table.

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwitch Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED: That the second paragraph of ARTICLE FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, shall be amended to read in its entirety as follows:

FOURTH. The total  number of shares of all classes of capital stock, which the Corporation shall have authority to issue is 37,625,000 shares, consisting of 37,500,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and 125,000 shares of Preferred Stock , $.01 par value per share (the “Preferred Stock”).

SECOND: That the stockholders of the Corporation duly adopted such resolution at the Annual Meeting of Stockholders held on ____ __, 2010, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be executed by Dr. Ali Khatibzadeh, its President and Chief Executive Officer, this ___ day of ____, 2010.

TRANSWITCH CORPORATION

By:
Name: Dr. Ali Khatibzadeh
Title: President and Chief Executive Officer

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSCORP	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TranSwitch Corporation

1.	To elect a Board of Directors for the ensuing year.
			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below
	Nominees:		☐	☐	☐
(01) Mr. Faraj Aalaei

(02) Mr. Thomas H. Baer

(03) Mr. Herbert Chen

(04) Dr. M. Ali Khatibzadeh

(05) Mr. Gerald F. Montry

(06) Mr. James M. Pagos

(07) Mr. Sam Srinivasan

Vote on Proposals
		For	Against	Abstain

2.
To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, to reduce the Corporation’s authorized capital stock from 301,000,000 shares to 37,625,000 shares of capital stock
		☐	☐	☐

3.
To consider and act upon a proposal to approve an amendment to the Corporation's 2008 Equity Incentive Plan to increase by 2,000,000 the number of shares of Common Stock available for issuance thereunder
		☐	☐	☐

4.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.	☐	☐	☐

TranSwitch Corporation
Annual Meeting of Stockholders – Thursday, May 20, 2010
Time: 10:00 am local time
Place: Scinto Corporate Park, Tower 3 – Auditorium,
3 Corporate Drive, Shelton, Ct. 06484
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 20, 2010 at the Scinto Corporate Park, Tower 3 – Auditorium, 3 Corporate Drive, Shelton, Ct. 06484, and any adjournment or postponement thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated April __, 2009.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE